UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) July 13, 2017

Matador Resources Company

(Exact name of registrant as specified in its charter)

Texas	001-35410	27-4662601
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5400 LBJ Freeway, Suite 1500, Dallas, Texas		75240
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (972) 371-5200

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 13, 2017, Gregory E. Mitchell notified Matador Resources Company (“Matador” or the “Company”) of his resignation from the Board of Directors (the “Board”) of the Company as of such date. Mr. Mitchell served as a member of the Nominating Committee of the Board. Mr. Mitchell recently retired as President and Chief Executive Officer of Toot’n Totum Food Stores, LLC, for which he continues to serve as Chairman. Mr. Mitchell has expressed his intention to spend more time on civic and charitable activities and his other business interests. The Company greatly appreciates Mr. Mitchell’s time and years of service to the Board, including his help with Matador’s initial public offering.

Following Mr. Mitchell’s resignation, on July 18, 2017, the Board appointed David M. Posner as a new director. Mr. Posner is President of EnVent Energy LLC, a privately held development and consulting company focused on advising oil and natural gas exploration and production companies on commercial negotiations related to marketing, gathering, processing and transportation. He founded EnVent in 2000 following his tenure with Santa Fe Snyder Corporation/Snyder Oil Corporation, where he ultimately served as Vice President, Marketing, having responsibility over the company’s worldwide marketing of oil, natural gas and natural gas liquids. Mr. Posner received a Bachelor of Arts degree from Brown University and a Master of Science in mineral economics from the Colorado School of Mines. Prior to his appointment as a director, Mr. Posner served as a consultant to Matador, becoming a trusted advisor to the Company.

Mr. Posner was appointed by the Board to serve as a director until the 2018 Annual Meeting of Shareholders or his earlier death, retirement, resignation or removal. He was also appointed by the Board to serve on the Audit, Corporate Governance and Operations and Engineering Committees.

Mr. Posner will be compensated according to the director compensation program described in the Director Compensation section of the Company’s Proxy Statement for the Annual Meeting of Shareholders held on June 1, 2017 filed on April 21, 2017 and incorporated herein by reference. Mr. Posner will also enter into an indemnification agreement with the Company in the form included as Exhibit 10.22 to Amendment No. 1 to the Registration Statement on Form S-1 filed on November 14, 2011 and incorporated herein by reference. Mr. Posner does not have any direct or indirect interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K and was not appointed to the Board pursuant to any arrangement or understanding between Mr. Posner and any other person.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MATADOR RESOURCES COMPANY

Date: July 19, 2017	By:	/s/ Craig N. Adams
		Name:	Craig N. Adams
		Title:	Executive Vice President